    As filed with the Securities and Exchange Commission on February 1, 2002

                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           WILSON BANK HOLDING COMPANY
             (Exact name of Registrant as specified in its Charter)

                                    TENNESSEE
         (State or other Jurisdiction of Incorporation or Organization)

                                   62-1497076
                     (I.R.S. Employee Identification Number)

                              623 WEST MAIN STREET
                            LEBANON, TENNESSEE 37087
                                 (615) 444-2265
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               J. RANDALL CLEMONS
                           WILSON BANK HOLDING COMPANY
                              623 WEST MAIN STREET
                            LEBANON, TENNESSEE 37087
                                 (615) 444-2265
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent For Service)

                                    Copy to:

                                 BOB F. THOMPSON
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

                -------------------------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                    Proposed                   Proposed
      Title of Each Class of                Amount                   Maximum                    Maximum               Amount of
        Securities to be                     to be               Aggregate Price           Aggregate Offering        Registration
           Registered                     Registered               Per Unit(1)                    Price                   Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value

Total                                      600,000                   $39.50                     $23,700,000             $2,181
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(c).

PROSPECTUS

                           WILSON BANK HOLDING COMPANY

                           DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK

                           (PAR VALUE $2.00 PER SHARE)

                                ----------------

         We are offering through our Dividend Reinvestment Plan (the "Plan") to all holders of record of our Common Stock, par value $2.00 per share, the opportunity to reinvest automatically your cash dividends in additional shares of common stock. Key provisions of the Plan are set forth in this Prospectus.

         The price to be paid for shares of common stock purchased under the Plan will be a market price average, determined as provided in the Plan. Shares issued under the Plan will be either newly issued shares, treasury shares or shares purchased for Plan participants in the open market. (See "Purchases" and "Price.") The shares of common stock registered by the Prospectus will be traded on the over-the-counter bulletin board and not on any national securities exchange or the Nasdaq.

         This Prospectus relates to 600,000 additional shares of common stock which we have registered for purchase under the Plan. We are providing this Prospectus to present and prospective participants in the Plan. You should keep this Prospectus for future reference.

                                ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

CASH DIVIDENDS, OPTIONAL CASH PAYMENTS AND SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE PLAN ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                The date of this Prospectus is February 1, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

         Wilson Bank Holding Company (the "Company," which may be referred to as "we" or "us") has filed with the Securities and Exchange Commission a registration statement on Form S-3 to register the Common Stock to be issued under the Plan. As allowed by Commission rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about us and our common stock. This Prospectus is a part of the registration statement.

         In addition to filing the registration statement with the Commission, we also file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy the information at the public reference rooms of the Commission at the following location: Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

         Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public at the Commission's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this Prospectus. In addition, information that we file later with the Commission will automatically update and supersede the information in this Prospectus and incorporated by reference.

         We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we no longer issue securities under the
Plan:

   1.    Our Annual Report on Form 10-K for the year ended December 31, 2000;

   2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

   3. The description of the common stock in our Registration Statement on Form 8-A filed with the Commission on July 13, 1992.

         We will promptly furnish you, at no cost, a copy of any and all of the information that we have incorporated by reference in this Prospectus (without exhibits, unless such exhibits are specifically incorporated by reference) upon your telephone or written request to:

         Wilson Bank Holding Company
         Attention: Becky Taylor
         623 West Main Street
         Lebanon, Tennessee 37087
         (615) 444-2265

                           DIVIDEND REINVESTMENT PLAN

         The following, in question and answer form, is a summary of the key provisions of the Plan. Those holders of common stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check.

PURPOSE

1.       What is the purpose of the Plan?

         The Plan provides record owners of common stock with a simple and convenient way of investing cash dividends in shares of common stock without payment of any brokerage commissions, service charge or other expense. To the extent such shares are purchased from us, we will receive additional funds to finance our continuing operations. The Plan offers eligible holders an opportunity to invest conveniently for the long-term. The Plan is not intended to provide a mechanism for generating short-term profits or engaging in other strategies involving rapid turnover of shares or proliferation of accounts. We accordingly reserve the right to refuse to allow participation in the Plan and to modify, suspend or terminate participation by otherwise eligible record owners who engage in, or who we believe may engage in, such practices or other practices we deem to be inconsistent with the purposes of the Plan or detrimental to the Plan or other participants.

ADVANTAGES

2.       What are the advantages of the Plan?

         As a participant in the Plan you may:

         - Purchase additional shares of common stock by reinvesting all of your cash dividends.

         - Simplify your record keeping of additional stock purchases, since you will receive a statement after every investment.

         -        Withdraw from the Plan at any time.

PARTICIPATION

         3.       Who is eligible to participate?

         All holders of the common stock are eligible to participate in the Plan. You may participate only with respect to all of your shares.

         4.       How do I join the Plan?

         If you are eligible to participate, you may join the Plan by signing an Authorization Card and returning it to us as follows:

         Wilson Bank Holding Company
         623 West Main Street
         Lebanon, Tennessee 37087
         Attention: Ms. Becky Taylor

         An Authorization Card may be obtained at any time by written request to us at the above address or by calling Becky Taylor at (615) 444-2265.

5.       When may I join the Plan?

         If you are eligible to participate, you may join the Plan at any time. If we receive your Authorization Card specifying reinvestment of dividends before the record date for a dividend payment, reinvestment will commence with that dividend payment. However, if we receive your Authorization Card on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date.

6.       How does the Plan work?

         Cash dividends on all of your shares of common stock may be reinvested automatically for you by us in additional shares of common stock. You may participate in the Plan only with respect to all of the cash dividends you would otherwise be entitled to receive.

ADMINISTRATION

7.       Who administers the Plan?

         We administer the Plan for participants, keep records and perform other duties relating to the Plan. Certificates representing the shares of common stock purchased under the Plan will be held at our office until the participant desires to take custody of the certificate. We encourage participants to take custody of the certificates as soon as possible after a cash dividend is paid.

         Our mailing address is:

         Wilson Bank Holding Company
         623 West Main Street
         Lebanon, Tennessee 37087
         Attention: Ms. Becky Taylor

         Our telephone number is (615) 444-2265. All completed Authorization Cards, requests for withdrawal, requests for certificates and all other written communications regarding the Plan should be sent to us at the above address (please include your Taxpayer Identification Number or Social Security Number in your correspondence with us).

COSTS

8. Are there any expenses to participants in connection with purchases under the Plan?

         No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. We will pay all costs of administration of the Plan. You may incur tax liability as a result of our payment of expenses in connection with open market purchases of shares for you as a Plan participant, as explained under Question 15.

PURCHASES

9. How many shares of common stock will be purchased for my Plan account and what is the source of shares purchased under the Plan?

         If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends and market prices of the common stock. You will receive that number of whole shares equal to the total amount invested, divided by the purchase price per share. No fractional shares will be issued and in lieu of receiving fractional shares you will receive a cash payment.

         Shares purchased under the Plan will be, at our discretion, either newly issued shares or shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares will be purchased directly from us.

10.      When will shares of common stock be purchased under the Plan?

         In the months in which dividends are paid, dividends will normally be invested concurrently on the dividend payment date. No interest will be paid on funds held by us pending investment.

PRICE

11.      At what price will shares of common stock be purchased under the Plan?

         If we elect to sell original issue shares to you, the price at which these shares will be purchased will equal the average of the reported sale prices on our common stock for the next preceding thirty (30) business days in which trades of our common stock took place prior to the investment date; provided that we will not make purchases of original issue shares at less than their par value ($2.00 per share).

         If we elect to purchase shares in the open market for your account, we will make these purchases at prevailing open market prices. The price to you will be the average price of all shares purchased. We commingle your funds with the funds of the other participants in making purchases for all participants.

REPORTS TO PARTICIPANTS

12.      What reports will be sent to participants in the Plan?

         After each investment for your account, you will receive a detailed statement showing the amount invested, the number of shares purchased and the price per share of each share purchased under the Plan. This statement will provide a record of the cost of purchases under the Plan and should be retained for tax purposes.

CERTIFICATES

13. Will stock certificates be issued for shares of common stock purchased under the Plan?

         We will issue to you, without charge, certificates for the number of full shares purchased for you under the Plan. However, certificates for fractions of a share will not be issued under any circumstances.

TERMINATION OF PARTICIPATION OR THE PLAN ITSELF

14.      How do I terminate participation in the Plan?

         You may terminate your participation in the Plan at any time by notifying us in writing.

         If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for you, but all subsequent dividends on those shares will be paid to you.

         We may suspend or terminate the Plan at any time upon written notice mailed to each of the Plan's participants.

FEDERAL INCOME TAX CONSEQUENCES

15. What are the principal federal income tax consequences of participation in the Plan?

         Even though your dividends on common stock will be reinvested, they are subject to federal income taxes as if they were paid to you in cash. In addition, a participant will be treated for federal income tax purposes as having received a dividend equal to the amount of fees, commissions or other expenses paid by us, if any, in connection with the purchase of shares for the participant's account under the Plan. The tax basis per share of common stock purchased under the Plan is the purchase price per share of the common stock on the date of the purchase plus the amount of any brokerage charges, if any, paid by us on behalf of the participant. Participants should consult their own tax advisors for further information concerning federal income tax consequences and for information relating to any state tax consequences.

         Annually, the administrator will provide each participant with information for federal income tax purposes regarding dividends on the shares issued pursuant to the Plan for the participant's account.

INFORMATION

16. Who should be contacted if there is a question about participation in the Plan?

         The Plan is administered for the benefit of our shareholders. All notices, correspondence, questions or other communications should be addressed to Wilson Bank Holding Company, Attention: Becky Taylor, Dividend Reinvestment Plan, 623 West Main Street, Lebanon, Tennessee 37087. The conditions of participation in the Plan will be governed by the laws of Tennessee.

         We will not be liable under the Plan for any act done by us in our role as Plan administrator carried out in good faith or for any good faith omission to act including, without limitation, any claims for liability

         - arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death;

         - with respect to the prices at which shares are purchased or sold for the participant's account and the time such purchases or sales are made; and

         - relating to the value of the shares acquired for the participant's account.

17. What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

         Any shares of our common stock distributed as a stock dividend or as a result of a stock split or shares held by the Plan administrator for a participant will be credited to the participant's account. In the event that we make available to holders of common stock rights to subscribe to additional shares, debentures or other securities, the full shares of common stock held for you under the Plan will be added to the other shares held by you in calculating the number of shares to which you have a right to subscribe.

                                 USE OF PROCEEDS

         We do not know either the number of shares that will ultimately be purchased under the Plan or the prices at which the shares will be sold, and therefore we cannot determine how the proceeds will be used. We intend to add the net proceeds of sales under the Plan of these shares to our general funds to be available for general corporate purposes.

                                 INDEMNIFICATION

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith;
(b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         Our charter and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by applicable law. Our bylaws provide further that we shall advance expenses to each of our directors and officers to the full extent allowed by the laws of the state of Tennessee, both as now in effect and as hereafter adopted. Under our charter and bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

         We believe that our charter and bylaws provisions are necessary to attract and retain qualified persons as directors and officers.

         We have in effect a directors' and officers' liability insurance policy which provides coverage for our directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

                              PLAN OF DISTRIBUTION

         The shares of common stock sold under the Plan are being distributed directly by us rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to participants in connection with the purchase of shares under the Plan.

                                  LEGAL OPINION

         The validity of the shares of common stock offered under the Plan has been passed upon for us by Bass, Berry & Sims PLC.

                                     EXPERTS

         The consolidated financial statements of Wilson Bank Holding Company and subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Maggart and Associates, P.C., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY PLACE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                                ----------------

                                TABLE OF CONTENTS

The Plan.............................................................................   3
    Purpose..........................................................................   3
    Advantages.......................................................................   3
    Participation....................................................................   3
    Administration...................................................................   4
    Costs............................................................................   4
    Purchase.........................................................................   4
    Price............................................................................   5
    Reports to Participants..........................................................   5
    Certificates.....................................................................   5
    Termination of Participation or the Plan Itself..................................   5
    Federal Income Tax Consequences..................................................   6
    Information......................................................................   6
Use of Proceeds......................................................................   6
Indemnification......................................................................   7
Plan Of Distribution.................................................................   7
Legal Opinion........................................................................   7
Experts..............................................................................   8


                           WILSON BANK HOLDING COMPANY

                           DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK
                           ($2.00 PAR VALUE PER SHARE)


                              --------------------
                                   PROSPECTUS
                              --------------------

                             DATED FEBRUARY 1, 2002

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration fee.......................................   $2,181
Legal fees*...............................................................................    1,000
Accounting Fees*..........................................................................    1,500
Printing Expenses*........................................................................    1,000
Miscellaneous*............................................................................      500
                                                                                             ------
Total*....................................................................................   $6,181

---------------
*Estimated

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith;
(b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         Our charter and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by applicable law. Our bylaws provide further that we shall advance expenses to each of our directors and officers to the full extent allowed by the laws of the state of Tennessee, both as now in effect and as hereafter adopted. Under our charter and bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

         We believe that our charter and bylaws provisions are necessary to attract and retain qualified persons as directors and officers.

         We have in effect a directors' and officers' liability insurance policy which provides coverage for our directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.          EXHIBITS

Exhibit No.                                  Exhibit Description
----------                                   -------------------
  4.1           Charter (previously filed as Exhibit 3(a) to the Company's Registration Statement on Form S-4 dated
                March 18, 1992 (Registration No. 33-46469) and incorporated herein by reference).

  4.2           Bylaws (previously filed as Exhibit 3(a) to the Company's Registration Statement on Form S-4 dated
                March 18, 1992 (Registration No. 33-46469) and incorporated herein by reference).

  5             Opinion of Bass, Berry & Sims PLC

 23.1           Consent of Maggart & Associates, P.C.

 23.2           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

 24             Power of Attorney (included at pages II-4 and II-5)

ITEM 17.          UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on the 31st day of January, 2002.



                                          WILSON BANK HOLDING COMPANY



                                          By: /s/ J. Randall Clemons
                                             --------------------------------
                                          J. Randall Clemons
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints J. Randall Clemons and Becky Taylor his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                 Signature                                                    Title                                 Date
--------------------------------------------                   ------------------------------------          -----------------

   /s/ J. Randall Clemons                                      President, Chief Executive                    January 31, 2002
--------------------------------------------                   Officer and Director
J. Randall Clemons


   /s/ Becky Taylor                                            Principal Accounting Officer and              January 31, 2002
--------------------------------------------                   Chief Financial Officer
Becky Taylor


   /s/ Elmer Richerson                                         Executive Vice President                      January 31, 2002
--------------------------------------------                   & Director
Elmer Richerson


   /s/ Charles Bell                                            Director                                      January 31, 2002
--------------------------------------------
Charles Bell


   /s/ Jack W. Bell                                            Director                                      January 31, 2002
--------------------------------------------
Jack W. Bell


   /s/ Mackey Bentley                                          Director                                      January 31, 2002
--------------------------------------------
Mackey Bentley


  /s/ James F. Comer                                           Director                                      January 31, 2002
--------------------------------------------
James F. Comer


   /s/ Jerry L. Franklin                                       Director                                      January 31, 2002
--------------------------------------------
Jerry L. Franklin


   /s/ John B. Freeman                                         Director                                      January 31, 2002
--------------------------------------------
John B. Freeman


   /s/ Marshall Griffith                                       Director                                      January 31, 2002
--------------------------------------------
Marshall Griffith


   /s/ Harold R. Patton                                        Director                                      January 31, 2002
--------------------------------------------
Harold R. Patton


   /s/ John R. Trice                                           Director                                      January 31, 2002
--------------------------------------------
John R. Trice


   /s/ Robert T. VanHooser, Jr.                                Director                                      January 31, 2002
--------------------------------------------
Robert T. VanHooser, Jr.


   /s/ James Anthony Patton                                    Director                                      January 31, 2002
--------------------------------------------
James Anthony Patton


                                  EXHIBIT INDEX

Exhibit No.                                            Exhibit Description
----------                                             -------------------
  4.1             Charter previously filed as Exhibit 3(a) to the Company's Registration Statement on Form S-4 dated
                  March 18, 1992 (Registration No. 33-46469) and incorporated herein by reference.

  4.2             Bylaws (previously filed as Exhibit 3(a) to the Company's Registration Statement on Form S-4 dated
                  March 18, 1992 (Registration No. 33-46469) and incorporated herein by reference).

  5               Opinion of Bass, Berry & Sims PLC

 23.1             Consent of Maggart & Associates P.C.

 23.2             Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

 24               Power of Attorney (included at pages II-4 and II-5)